EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                            State or Providence
                                                              of Incorporation
                 Company                                      or Organization

Kimmins Contracting Corp.........................................  Florida

Kimmins Abatement Corp...........................................  Delaware

ThermoCor Kimmins, Inc...........................................  Florida
   (f/k/a Kimmins Thermal Corp.)

Kimmins Equipment Leasing Corp..................................   Florida

TransCor Waste Services, Inc.....................................  Florida

Factory Street Corporation.......................................  Tennessee


1454051